                                                                     EXHIBIT (j)


                        CONSENT OF INDEPENDENT AUDITORS

The Managing General Partners

Van Kampen Exchange Fund (A California Limited Partnership)


     We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the heading "Investment Advisory and Other Services" in the Statement of Additional Information.


                                          /s/  KPMG LLP


Chicago, Illinois

April 19, 1999